Exhibit 10.26

August 11, 2010

Qpod.inc
7F, IVY East Building

3-11-11 Shibuya

Shibuya-ku, Tokyo, Japan
Attention:  Keisuke Seto

Re:          Purchase of Stock of Qpod.inc

Ladies and Gentlemen:

This letter agreement (the “Agreement”) sets forth a binding agreement for the purchase by Groupon B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands (“Groupon BV”), and each of the undersigned purchasers (together with Groupon BV, the “Purchasers”) of newly issued Preference B Shares (the “Shares”) of Qpod.inc, a Japanese joint stock company (the “Company”).  Groupon BV is a wholly-owned subsidiary of Groupon, Inc., a Delaware corporation (“Groupon”), and Groupon is executing this Agreement solely with respect to Sections 3(b), 6, 7, and 8 hereof.  The Shares acquired by the Purchasers shall represent, in the aggregate, 55.1% of the total issued and outstanding capital stock of the Company on a fully-diluted basis as of the date hereof, and the Shares acquired by Groupon BV shall represent 50.1% of the total issued and outstanding capital stock of the Company on a fully-diluted basis as of the date hereof.

1.             Sale and Issuance of Shares.

(a)           Authorization of Shares.  The Company has authorized the sale and issuance of the Shares to the Purchasers.  The Shares have the rights, preferences, privileges and restrictions set forth in the Terms and Conditions (hakkou youkou) of the Shares (the “Terms”) and the Articles of Association of the Company (the “Articles”), each in the form attached hereto as Exhibit A.

(b)           Sale and Purchase.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the number of Shares set forth below such Purchaser’s name on the signature pages hereof, at a cash purchase price of JPY 31,378 per share (the “Purchase Price”), for an aggregate purchase price of JPY 945,293,628.  For purposes of effecting the Company’s commercial registration in connection with the issuance of the Shares, the Purchasers and the Company will execute the document attached hereto (sousu hikiuke keiyaku) as Exhibit B.

(c)           Closing and Delivery.  The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held on or about August 15, 2010 or at any other time mutually agreed upon by the Company and the Purchasers.  Upon the Closing, the Company will deliver to each Purchaser a certificate of matters registered in the shareholders’ registry (kabunushimeibo kisaijiko shomeisho) setting forth the number of Shares purchased by such Purchaser hereunder, against payment of the Purchase Price therefor by wire transfer to an account of the Company (the “Unrestricted Account”).  Any fees to be charged through such wire transfer, including without limitation any fees to be charged to the Purchasers or the Company by the receiving bank will be borne by the Purchasers and the Purchasers shall ensure that the full Purchase Price will be received at the account of the Company net of such fees.  Of the amount paid by the Purchasers at the Closing, JPY 859,350,000 will be transferred to an operating account of the

Company jointly controlled by the Company’s management and Groupon BV’s management (the “Joint Account”).  On or prior to the end of each fiscal quarter of the Company, the Board (defined below) will determine the amount of funds necessary for the ongoing operation of the Company that will be transferred from the Joint Account to the Unrestricted Account, such determination to be made based on the business results of the current quarter and the budget and business plan for the following quarter.  The initial approved budget and business plan of the Company is attached hereto as Exhibit C.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser as of the date hereof as follows:

(a)           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Japan.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement.

(b)           Authorization.  All corporate action on the part of the Company, its officers, directors and Shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing.  The Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(c)           Capitalization; Title to Shares.   All of the outstanding shares of the Company are validly issued, fully paid and non-assessable and owned by each of the persons as set forth on Schedule 2(c) hereto.  Except as set forth in Schedule 2(c) hereto, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its equity securities.  The rights, preferences, privileges and restrictions of the Shares are as stated in the Terms.  When issued in compliance with the provisions of this Agreement and the Articles, the Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Groupon; provided, however, that the Shares may be subject to restrictions on transfer under the Articles, the Agreement, applicable securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.  The issuance of the Shares to the Purchasers hereunder are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(d)           No Violation.  None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Company of the terms hereof will (with or without notice or passage of time or both), to the Company’s knowledge: (i) violate any law, order, rule or regulation of any court, administrative agency or other national, state or local governmental authority applicable to the Company or its properties, or (ii) result in the breach of any mortgage, note, contract or other agreement or obligation of any kind or nature by which the Company or its properties may be bound.

(e)           Consents.  No permits, approvals or consents of or notifications to (i) any governmental entities or (ii) any other persons are necessary by the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for the post-closing commercial registration of the Shares and (ii) such filings as may be required under applicable securities laws.

(f)            Financial Statement.  The Company has delivered to Groupon the unaudited consolidated balance sheet (the “Financial Statement”) of the Company and its subsidiaries as of July 15, 2010 (the “Statement Date”).  The Financial Statement fairly presents the financial condition of the Company and its subsidiaries as  of July 15, 2010.

(g)           Liabilities.  The Company has no material liabilities or obligations, contingent or otherwise, except (i) to the extent such liabilities are reflected or reserved against in the Financial Statement, and (ii) current liabilities incurred in the ordinary course of business subsequent to the Statement Date which, either in any individual case or in the aggregate, would have a material adverse effect on the Company or its business, operations (including results of operations), property, assets (including intangible assets), liabilities or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).

(h)           Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or any change in the current equity ownership of the Company, or that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby.  The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened or any basis therefor known by the Company involving the prior employment of any of the Company’s or any of its subsidiaries’ employees, their use in connection with the Company’s or any of its subsidiaries’ business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  None of the Company or any of its subsidiaries is a party, or to its knowledge subject, to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

(h)           Taxes.  The Company and each of its subsidiaries has filed all applicable income, sales, withholding and other tax reports, documents, statements and returns (collectively “Tax Returns”) required by any law or regulation to be filed by it, and such Tax Returns are true and correct in all material respects.  All taxes shown to be due and payable on such Tax Returns, any assessments imposed, and to the Company’s knowledge, all other taxes due and payable by the Company and each of its subsidiaries on or before the date hereof have been paid or will be paid prior to the time they become delinquent.  None of the Company or any of its subsidiaries has been advised (i) that any of its Tax Returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to any of its taxes.  The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date hereof that is not adequately provided for.

(i)            Compliance with Laws.  None of the Company or any of its subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would result in a Material Adverse Effect.

(j)            Employees.  Except a otherwise required by law or regulation, no employee of the Company or any of its subsidiaries has been granted any material compensation following termination of employment with the Company or any of its subsidiaries.  To the Company’s knowledge, no employee of the Company or any of its subsidiaries, nor any consultant with whom the Company or any of its subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its subsidiaries in all material respects; and to the Company’s knowledge the continued employment by the Company and its subsidiaries of its present employees, and the performance of the Company’s or its subsidiary’s contracts with its independent contractors, will not result in any such violation.  None of the Company or any of its subsidiaries has received any notice alleging that any such violation has occurred.  The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.  There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company or any of its subsidiaries.

(k)           Insurance.  Each insurance policy of the Company is in good standing, valid and subsisting, and in full force and effect in accordance with its terms.  The insurance policies of the Company are reasonably adequate and customary for the conduct of the Company’s business as presently conducted and as presently proposed to be conducted.  All premiums due on such insurance policies or renewals thereof have been paid and, to the knowledge of the Company, there is no default by the Company under any such insurance policies.

(l)            Intellectual Property.

(i)            The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard software products.

(ii)           The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(iii)          The Company is not aware that any of its employees, representative directors, consultants or other service providers is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as now conducted and as presently proposed to be conducted.  To the Company’s knowledge, no former and current employee, officer or consultant of the Company owns any works or inventions made prior to his or her employment with the Company which have not been properly transferred or assigned to the Company, without further payment or obligation by the Company, free and clear of any liens or other encumbrances.  The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been transferred or assigned to the Company.

(m)          Title to Properties and Assets; Liens.  The Company has good title to its material properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statement, and to the Company’s knowledge, good title to its leasehold estates, in each case not subject to any mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.  All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company that are material to its business are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

(n)           Agreements; Action.

(i)            Except for agreements explicitly contemplated hereby, there are no material agreements, understandings, instruments, contracts or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

(ii)           Except for agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party, or to its knowledge by which it is bound, which may involve (A) annual payments by the Company in excess of US $50,000 that are not terminable by the Company on up to 30 days notice, (B) the transfer or license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), (C) provisions restricting in any material respect the development, manufacture or distribution of the Company’s products or services, or (D) indemnification by the Company with respect to infringements of proprietary rights.

(iii)          The Company has not (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $50,000 or in excess of $100,000 in the aggregate, (C) made any material loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iv)          For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(o)           Obligations to Related Parties.  There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).  one of the officers, directors or, to the Company’s knowledge, key employees of the Company or any members of their immediate families, is directly or indirectly indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that directly competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company, (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company and (iii) as previously disclosed to the Purchasers, the certain ownership interest of one or more of the founders of the Company in PrDirect, Inc. and PakuReserve, Inc. which provided secondment of employees and accounting outsourcing services to the Company prior to August 1, 2010.

(p)           Officers and Directors.  To the knowledge of the Company, no executive officer or person nominated to become an executive officer, director or representative director of the Company (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of any pending civil or administrative action by any securities regulatory authority or any self-regulatory organization.

3.             Representations and Warranties of the Purchasers and Groupon.

(a)           Purchasers.  Each Purchaser represents and warrants, severally and not jointly, to the Company as follows:

(i)            Authorization.  Such Purchaser has all requisite power, right and authority to execute and deliver the Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.  All corporate action on the part of such Purchaser, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of such Purchaser’s obligations hereunder, has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by such Purchaser, shall constitute valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with its terms, except: (A)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(ii)           No Violation.  None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by such Purchaser of the terms hereof will (with or without notice or passage of time or both):  (A) violate any law, order, rule or regulation of any court, administrative agency or other national, state or local governmental authority applicable to such Purchaser or its properties; or (B) result in the breach of any mortgage, note, contract or other agreement or obligation of any kind or nature by which such Purchaser or its properties may be bound.

(iii)          Consents. No permits, approvals or consents of or notifications to (A) any governmental entities or (B) any other persons are necessary in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby.

(iv)          Investment Intent.  Such Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

(v)           Investment Experience.  Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Purchaser can protect its own interests.  Such Purchaser has such knowledge and experience in financial and business matters so that such Purchaser is capable of evaluating the merits and risks of its investment in the Company.  Such Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.  Such Purchaser can bear the economic risk of such Purchaser’s investment and is able, without impairing such Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of such Purchaser’s investment.

(vi)          Access to Data.  Such Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction.  Such Purchaser also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreement.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the rights of Such Purchaser to rely thereon.

(vii)         Tax Advisors.  Such Purchaser has reviewed with its own tax advisors the tax consequences of this investment and the transactions contemplated by the Agreement.  With respect to such matters, such Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreement.

(viii)        No Registration.  Each Purchaser understands that the Shares have not been, and will not be, registered under the securities laws of any jurisdiction.  Each Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under applicable securities laws or an exemption from such registration is available.

(b)           Groupon.  Groupon represents and warrants to the Company as follows:

(i)            Authorization.  Groupon has all requisite power, right and authority to execute and deliver the Agreement and to carry out and perform its obligations under the terms of this Agreement.  All corporate action on the part of Groupon, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of Groupon’s obligations hereunder, has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by Groupon, shall constitute valid and legally binding obligations of Groupon, enforceable against Groupon in accordance with its terms, except: (A)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(ii)           No Violation.  None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by Groupon of the terms hereof will (with or without notice or passage of time or both):  (A) violate any law, order, rule or regulation of any court, administrative agency or other national, state or local governmental authority applicable to Groupon or its properties; or (B) result in the breach of any mortgage, note, contract or other agreement or obligation of any kind or nature by which Groupon or its properties may be bound.

(iii)          Consents. No permits, approvals or consents of or notifications to (A) any governmental entities or (B) any other persons are necessary in connection with the execution, delivery and performance by Groupon of this Agreement and the consummation by Groupon of the transactions contemplated hereby.

4.             Entrustment Agreement.  Concurrently with the execution and delivery of this Agreement, the Company and Keisuke Seto (the “Manager”) shall enter into an Executive Entrustment Agreement (“Entrustment Agreement”) in substantially the form attached hereto as Exhibit D.

5.             Shareholders Agreement.  Concurrently with the execution and delivery of this Agreement, the Company, the Purchasers, Groupon, and each of the individual founders listed on Exhibit B thereto, shall enter into a Shareholders Agreement (“Shareholders Agreement”) in substantially the form attached hereto as Exhibit E.

6.             Notice.

(a)             All notices, consent, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party hereto if delivered or sent to the address or fax number or email address set out below:

If to Groupon BV and Groupon:

Address:  600 West Chicago Ave., Suite 620, Chicago, Illinois 60654

Fax:  312-276-3231

Attention:  Chief Executive Officer

Email:  andrew@ groupon.com

If to IVP Fund A, L.P. and IVP Fund B, L.P.:

Attention: Akio Tanaka

Email: akio@infinityventures.com

with a copy to:

Address:  Infinity Ventures LLP

4-34-23 Yoga Setagaya-ku Tokyo 158-0097 Japan

Attention:  Masashi Kobayashi

If to the Company:

Address:  IVY East Bld 7F, 3-11-11 Shibuya Shibuya-ku Tokyo, 150-0002 Japan

Fax: 81-3-5469-2920

Attention:  Takeo Matsuda (CFO)

Email:  takeo_matsuda@qpod.co.jp

(b)            Any notice shall be given in writing in English and may be delivered by hand or sent by messenger, fax or prepaid post (airmail in the case of international service).  A notice shall be deemed to have been duly given or served:

(i)         if delivered personally, when received;

(ii)        if transmitted by fax, upon receipt by the sending party of a transmittal confirmation;

(iii)       if by express courier service, on the second Business Day following the date of deposit with such courier service; or

(iv)       if by email, when actually received in readable form.

7.             Confidentiality.  The terms of this Agreement and any non-public information obtained by any party from another party pursuant to this Agreement shall be kept confidential; provided, however, that each party hereto shall have the right to make any disclosure that, upon advice of its legal counsel, is required in order to comply with the requirements of any applicable law, regulation or stock exchange or national securities association requirement, provided that reasonable advance notice of the disclosure shall be provided by the disclosing party to the non-disclosing party.  Except as provided in Section 11.2 of the Shareholders Agreement, nothing in this Section 7 or elsewhere in this Agreement shall restrict or prohibit Groupon or its affiliates from making any investments or engaging in any activities, including such investments or activities that may be competitive with the Business (as defined in the Shareholders Agreement).

8.             Miscellaneous.  No person which is not a party hereto shall have any rights or obligations pursuant to this Agreement.  This Agreement shall be construed and governed in accordance with the laws of Japan, without regard to its conflict of laws principles.  All disputes arising in connection with this Agreement shall be submitted to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.  The parties shall promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate in order to comply with the terms of or effect the transactions contemplated by this Agreement.  This Agreement may be amended only by a written agreement signed by the parties to be charged with any such amendment.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.  The rights and remedies of the parties are cumulative and not alternative.  Neither the failure nor any delay in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial excuse of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or any other right, power or privilege.  This Agreement, together with the Schedules and Exhibits hereto and any other agreements or instruments executed and delivered in connection herewith, contains the entire agreement and understanding between the parties respecting the subject matter hereof, and supersedes all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by and among the parties concerning the matters covered by this Agreement.  This Agreement may be executed in one or more counterparts, none of which need contain the signatures of each of the parties and each of which shall be deemed an original.  The parties may deliver executed signature pages to this Agreement by facsimile or e-mail transmission in portable document format.

[Signature Page Follows]

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing the enclosed copy of this Agreement.

Very truly yours,

PURCHASERS:

GROUPON B.V.

By:	/s/ Andrew Mason
Name:
Title:	Director

By:	/s/ Justin Verbond
Name:	Justin Verbond
Title:	Director

Number of Shares: 27,387

IVP FUND A, L.P.

Its General Partner
IVP Fund A(GP),Ltd
PO Box 309, Ugland House,
Grand Cayman, KY1-1104,
Cayman Islands

By:	/s/ Akio Tanaka
Name:	Akio Tanaka
Title:	Director

Number of Shares: 122

IVP FUND B, L.P.

Its General Partner
IVP Fund B(GP),Ltd
PO Box 309, Ugland House,
Grand Cayman, KY1-1104,
Cayman Islands

By:	/s/ Akio Tanaka
Name:	Akio Tanaka
Title:	Director

Number of Shares: 2,617

Solely with respect to the provisions Sections 3(b), 6, 7 and 8 hereof:

GROUPON:

GROUPON, INC.

		By:	/s/ Andrew Mason
		Name:	Andrew Mason
		Title:	Chief Executive Officer

Agreed to and accepted as of the date first written above:

THE COMPANY:

QPOD.INC

By:	/s/ Keisuke Seto
Name:	Keisuke Seto
Title:	Chief Executive Officer